UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

SYNVISTA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Grand Avenue
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

___________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 17, 2008, Synvista Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a License Agreement (the “Agreement”) with Novel Therapeutic Technology Inc. (“NTT”). The Agreement provides that NTT will develop a formulation of the Company’s product candidate ALT-2074. The Agreement provides that NTT will grant the Company an exclusive worldwide license to the product formulation developed under the Agreement and to the intellectual property rights resulting under the Agreement . The Agreement provides that the Company will make specified payments to NTT upon the occurrence of certain milestone events in the clinical development of the product formulated under the Agreement. In addition, the Company would also have to pay NTT royalties on any sales of the developed product and a separate fee if any of the rights granted under the Agreement are sublicensed by the Company.

The license granted under the Agreement will be terminated upon the earlier to occur of (i) the date the Company notifies NTT that it does not intend to proceed further with development of formulation of ALT-2074 subject to the Agreement, (ii) the date the Company notifies NTT that it does not intend to continue to commercialize the products developed pursuant to the Agreement, and (iii) the later of (a) the expiration of the last valid patent covering the formulation of the Company’s intellectual property pursuant to the Agreement, which, absent the Agreement, would infringe an existing patent, or (b)15 years from the date of the first commercial sale of a product pursuant to the Agreement.

The Agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2008.

The Press Release announcing the entry into the Agreement is attached hereto as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNVISTA THERAPEUTICS, INC.

Dated: January 23, 2008	/s/ Noah Berkowitz
Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 17, 2008